UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	December 21, 2004

THE TALBOTS, INC. (Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12552 (Commission File Number)	41-1111318 (I.R.S. Employer Identification Number)

One Talbots Drive, Hingham, Massachusetts (Address of Principal Executive Offices)	02043 (Zip Code)

Registrant’s telephone number, including area code	(781) 749-7600

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01  -   Entry into a Material Definitive Agreement.

        On December 21, 2004, The Talbots, Inc. (the “Company”), upon the authorization of the Compensation Committee of the Board of Directors, entered into an employment agreement with Philip H. Kowalczyk. In a Form 8-K filed on November 2, 2004, the Company announced the appointment of Mr. Kowalczyk to the new position of Executive Vice President, Chief Administrative Officer on October 27, 2004. Mr. Kowalczyk’s employment with the Company commenced on November 3, 2004.

        The terms for Mr. Kowalczyk’s employment are generally as follows, subject in all respects to the terms and conditions of the employment agreement, which is being filed as Exhibit 10.32.

        Mr. Kowalczyk’s employment term will continue through fiscal 2007 and will be renewable for three-year terms thereafter unless at least six months prior notice of nonrenewal is given.

        As Executive Vice President, Chief Administrative Officer, Mr. Kowalczyk will receive a base salary of not less than $494,000, to be reviewed annually. For the Company’s 2004 fiscal year, Mr. Kowalczyk will receive an incentive opportunity bonus of $350,000 which will be contingent on his continued employment with the Company through the end of the 2004 fiscal year, with one-half payable following commencement of employment and the balance payable on or before April 30, 2005. Beginning with the Company’s 2005 fiscal year, Mr. Kowalczyk will be eligible to receive an annual incentive bonus pursuant to the Company’s Management Incentive Plan (“MIP”). Mr. Kowalczyk’s initial target incentive rate under the MIP is 40%.

        Mr. Kowalczyk is eligible to receive equity incentive compensation under the Company’s 2003 Executive Stock Based Incentive Plan (“ESBIP”). Upon commencement of employment Mr. Kowalczyk received a stock option for 60,000 shares of common stock of the Company, which vests in one-third annual increments. The number and timing of future stock options and restricted stock awards will be subject to the discretion of the Compensation Committee. The Company expects to recommend to the Compensation Committee that Mr. Kowalczyk receive grants of 75,000 options and 25,000 shares of performance accelerated restricted stock in March 2005.

        Mr. Kowalczyk is entitled to insurance benefits including medical insurance, disability insurance, dental insurance, and paid life insurance, and he is entitled to participate in benefit programs including the retirement program, the supplemental retirement program, the R.S.V.P. 401(k) savings program, and the supplemental R.S.V.P. 401(k) savings program. Mr. Kowalczyk is also entitled to participate in the Company’s executive automobile and financial counseling programs. In addition, the Company will indemnify, defend and hold Mr. Kowalczyk harmless to the extent permitted by law.

        Mr. Kowalczyk is entitled to reimbursement for reasonable expenses relating to his relocation including temporary living expenses for Mr. Kowalczyk and his family, reimbursement of broker’s fees up to seven percent (7%) paid on the sale of his current residence, closing costs on the purchase of his new residence in Massachusetts up to two percent (2%) of the purchase price and legal fees associated with the closing.

        If Mr. Kowalczyk’s employment is terminated by the Company without cause or by Mr. Kowalczyk for good reason, he will be entitled to a separation allowance in a single lump sum equal to one and one-half times the sum of (i) his annual base salary and (ii) if the termination occurs after the 2005 fiscal year, the incentive bonus paid or payable to him for the last full fiscal year prior to termination. In addition, Mr. Kowalczyk would continue to be entitled to benefits under the Company’s medical and dental programs, as well as long-term disability and life insurance benefits, for up to 18 months following termination.

        In the event there is a change in control of the Company and within 12 months thereafter Mr. Kowalczyk’s employment is terminated by the Company without cause or by Mr. Kowalczyk for good reason, Mr. Kowalczyk would be entitled to a lump sum amount equal to one and one-half times the sum of (i) his annual base salary and (ii) the target annual incentive bonus under the MIP. Mr. Kowalczyk would also be entitled to continue to participate in certain Company benefit programs including any disability insurance program, medical insurance program, dental insurance program, and any life insurance program, for up to 18 months after termination.

        Mr. Kowalczyk will be subject to a restrictive covenant upon a termination by Mr. Kowalczyk without good reason or by the Company for cause, subject to continued payout of his then annual base salary during any such restricted period. Pursuant to the restrictive covenant, Mr. Kowalczyk may not directly or indirectly engage in or carry on any business in competition with the principal businesses of the Company for a period of 18 months after the termination of employment with the Company if such termination is made by Mr. Kowalczyk without good reason or by the Company for cause or on or after Mr. Kowalczyk’s normal retirement date.

         Mr. Kowalczyk previously was Managing Director of Kurt Salmon Associates, a global management consulting firm headquartered in Atlanta, GA, which he joined in 1987. Mr. Kowalczyk became a Managing Director of KSA in 2002, at which time he became part of their global leadership team. In the past, the Company has retained KSA for consulting projects in which Mr. Kowalczyk was involved in various capacities and often played a principal role. In addition to being a Managing Director, Mr. Kowalczyk has had a common equity interest of less than two percent in KSA. During fiscal 2003 and for the first nine months of fiscal 2004, the Company incurred fees of approximately $3.3 million and approximately $740,000, respectively, for various consulting service projects. As of the date of Mr. Kowalczyk’s commencement of employment, the Company expected to incur approximately $1.4 million in fees to KSA in fiscal 2004 for committed consulting service projects.

Item 9.01  Financial Statements and Exhibits.

c.	Exhibits.

10.32	Employment Agreement, dated November 3, 2004, between Philip H. Kowalczyk and The Talbots, Inc., executed on December 21, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 23, 2004	THE TALBOTS, INC. By: /s/ Edward L. Larsen —————————————— Name: Edward L. Larsen Title: Senior Vice President, Finance, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Exhibit

10.32	Employment Agreement, dated as of November 3, 2004, between Philip H. Kowalczyk and The Talbots, Inc., executed on December 21, 2004.